UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2019

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2019, John N. McMullen notified 3D Systems Corporation (the “Company”) of his intention to retire as Executive Vice President and Chief Financial Officer of the Company effective as of December 31, 2019 or, if earlier, the date that a successor Executive Vice President and Chief Financial Officer of the Company is hired (the “Transition Date”).

In connection with Mr. McMullen’s decision to retire, on March 14, 2019, the Company and Mr. McMullen entered into a Transition Agreement (the “Transition Agreement”).

Pursuant to the Transition Agreement, Mr. McMullen will remain employed in his current position until the Transition Date. Following the Transition Date, Mr. McMullen will serve as a non-employee consultant to the Company for a period of 12 months (the “Consulting Period”). During the Consulting Period, Mr. McMullen shall perform such tasks and provide such services to which the Company and Mr. McMullen mutually agree.

Pursuant to the Transition Agreement, Mr. McMullen’s current base salary of $515,000 will continue until the Transition Date, after which Mr. McMullen will be entitled to receive an annual consulting payment equal to his current base salary, paid in 12 monthly installments during the Consulting Period. The Transition Agreement provides that Mr. McMullen’s 2019 annual incentive award in the amount of up to 50% of his applicable base salary, based on the determination of the Company’s Compensation Committee and Chief Executive Officer based on individual and Company performance goals, will be pro-rated based on the Transition Date. Mr. McMullen’s time-based equity awards will continue to be eligible to vest through the Consulting Period with any unvested time-based equity awards vesting on the last day of the Consulting Period. His performance-based equity awards will continue to be eligible to vest through the Transition Date. He will also continue to receive Company healthcare and other benefits available to other senior executives of the Company following the Transition Date and through the Consulting Period.

The preceding description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement, between 3D Systems Corporation and John N. McMullen, dated as of March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: March 14, 2019
By: /s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary